NEWS
                                                    Delta and Pine Land Company
                                                    P.O. Box 157
                                                    Scott, Mississippi 38772
--------------------------------------------------------------------------------

Contact:   Investors                          Media
           Tom Jagodinski                     Stephanie Pillersdorf/Keil Decker
           Delta and Pine Land Company        Citigate Sard Verbinnen
           (662) 742-4518                     (212) 687-8080


                       DELTA AND PINE LAND COMPANY REPORTS
                 SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

      SCOTT, MS, April 1, 2004 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced financial results for the second fiscal quarter and six months ended February 29, 2004.

      Second Quarter and Six-Month Results
      Net income for the second quarter was $0.24 per diluted share compared to last year's second quarter net income of $0.41 per diluted share. Net income includes a reduction of $0.06 per diluted share related to Monsanto/ Pharmacia litigation expenses incurred during the second quarter, compared to a reduction of $0.07 per diluted share incurred in last year's second quarter.
      Net sales and licensing fees for the 2004 second quarter was $88.3 million compared to $107.5 million in the prior year quarter. The revenue decrease was primarily due to implementation of an inventory management strategy whereby inventory shipments to distributors are more closely matched to farmer orders, which is expected to shift sales into the third quarter when significant cotton plantings commence. International sales were lower due primarily to sales in China occurring in this year's first quarter versus the second quarter of last year. Operating expenses for the quarter increased due primarily to higher research and development costs and an increase in professional fees.
      Net income for the 2004 six-month period was $0.06 per diluted share compared to net income of $0.22 per diluted share for the same period last year. Net income included a reduction of $0.10 per diluted share related to Monsanto/Pharmacia litigation expenses during the six-month period ended February 29, 2004, which matches the $0.10 per diluted share reduction recorded in the same period ended February 28, 2003. Prior year net income was affected by expenses related to a facility closing and a workforce reduction that reduced earnings per diluted share by $0.01. Net sales for the 2004 six-month period were $102.1 million as compared to $113.1 million in the prior year period. This was due primarily to an expected shifting of some U.S. cottonseed sales into the third quarter, offset by an increase in soybean sales in response to higher soybean commodity prices in 2004 over 2003. International sales were also higher than last year for the six months ending February 29, 2004, due to increased sales in Australia, Brazil, Mexico and Turkey. Operating expenses increased due primarily to higher research and development costs and an increase in professional fees.
      Tom Jagodinski, President and Chief Executive Officer, said, "As we enter our third quarter we continue to process and ship seed while pursuing growth opportunities, including securing alternative sources of technology and initiating discussions with potential partners in two new international markets. The recent increase in soybean commodity prices coupled with a decline in cotton fiber prices appears to have initiated a shift in farmer planting intentions toward soybeans from cotton. Although this information concerns us, it is still very early in the planting season and too soon to accurately predict 2004 planted cotton acreage."

      Stock Repurchase Plan
      For the quarter ended February 29, 2004, the Company purchased 79,000 shares of its common stock at an aggregate purchase price of $2.0 million. The Company has repurchased 1,560,266 shares at an aggregate price of $29.4 million under its current $50 million stock buyback plan. The Company will continue to purchase its shares from time to time depending on market conditions and other factors.

      U.S. Cotton Acreage Estimates
      On March 31, 2004, the USDA issued its Prospective Plantings Survey for this crop season, which estimated U.S. cotton plantings of 14.4 million acres. On March 29, 2004, Reuters news service released a poll of various cotton industry insiders, which reflected an average of cotton acreage estimates of those individuals polled of 13.5 million acres. The difference in these two reports may be attributable in part to the timing of the respective surveys and other factors. However, both estimates are below the 14.5 million acre estimate used by the Company in developing its earlier earnings estimate. Due to the difficulty in accurately forecasting cotton plantings at present, the Company is not releasing updated earnings guidance at this time. As more information becomes available, we will consider the need to update the previously issued earnings estimate.

      Quarterly Dividend
      The Company also announced its Board of Directors had declared a dividend of $0.12 per share for the third quarter. The dividend, payable to shareholders of record on May 31, 2004, will be paid on June 14, 2004.

      Conference Call
      D&PL will hold a conference call with the investment community to review this announcement on Thursday, April 1, 2004, at 11:00 a.m. ET/10:00 a.m. CT. The call can be accessed by dialing 888-270-8028 (International, 706-679-0236) and access code 6388689. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available for replay from 12:00 p.m. ET/11:00a.m. CT on Thursday, April1 through midnight Thursday, April 8 by dialing 800-642-1687 (International, 706-645-9291) and entering reservation number: 6388689.

      About Delta and Pine Land Company
      Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's website at www.deltaandpine.com.

                                                          # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect to the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                    February 29,          February 28,
                                                                                        2004                  2003
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $         88,276    $        107,537
COST OF SALES                                                                               56,112              65,695
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                32,164              41,842
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                  4,997               4,327
   Selling                                                                                   3,209               2,802
   General and administrative                                                                4,517               4,330
                                                                                  -----------------   ------------------
                                                                                            12,723              11,459
                                                                                  -----------------   ------------------
OPERATING INCOME                                                                            19,441              30,383

INTEREST INCOME, NET                                                                           326                 194
OTHER EXPENSE                                                                               (3,527)             (4,357)
EQUITY IN NET LOSS OF AFFILIATE                                                             (1,319)               (481)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                                 (416)               (861)
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                  14,505              24,878
INCOME TAX EXPENSE                                                                           5,062               8,746
                                                                                  -----------------   ------------------

NET INCOME                                                                                   9,443              16,132

DIVIDENDS ON PREFERRED STOCK                                                                  (128)                (64)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $          9,315    $         16,068
                                                                                  =================   ==================

BASIC NET EARNINGS PER SHARE                                                      $           0.24    $           0.42
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
    PER SHARE CALCULATIONS                                                                  38,138              38,124
                                                                                  =================   ==================

DILUTED NET EARNINGS PER SHARE                                                    $           0.24    $           0.41
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
    PER SHARE CALCULATIONS                                                                  39,768              39,556
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.12    $           0.06
                                                                                  =================   ==================


                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE SIX MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                    February 29,         February 28,
                                                                                        2004                  2003
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $        102,121    $        113,136
COST OF SALES                                                                               64,148              69,983
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                                37,973              43,153
                                                                                  -----------------   ------------------
OPERATING EXPENSES:
   Research and development                                                                  9,133               7,884
   Selling                                                                                   5,951               5,221
   General and administrative                                                                8,898               7,897
   Special charges                                                                               -                 500
                                                                                  -----------------   ------------------
                                                                                            23,982              21,502
                                                                                  -----------------   ------------------
OPERATING INCOME                                                                            13,991              21,651

INTEREST INCOME, NET                                                                           699                 582
OTHER EXPENSE                                                                               (6,699)             (6,484)
EQUITY IN NET LOSS OF AFFILIATE                                                             (1,734)               (941)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                               (2,405)             (1,318)
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                   3,852              13,490
INCOME TAX EXPENSE                                                                           1,387               4,789
                                                                                  -----------------   ------------------

NET INCOME                                                                                   2,465               8,701

DIVIDENDS ON PREFERRED STOCK                                                                  (235)               (117)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $           2,230   $          8,584
                                                                                  =================   ==================

BASIC NET EARNINGS PER SHARE                                                      $            0.06   $           0.23
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC EARNINGS
    PER SHARE CALCULATIONS                                                                  38,118              38,150
                                                                                  =================   ==================

DILUTED NET EARNINGS PER SHARE                                                    $           0.06    $           0.22
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS
    PER SHARE CALCULATIONS                                                                  39,711              39,551
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.22    $           0.11
                                                                                  =================   ==================



                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                            February 29,         August 31,          February 28,
                                                                                2004                2003                 2003
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                $         91,617     $        143,285     $         60,316
Receivables, net                                                                   99,773              166,952              128,152
Inventories                                                                        61,333               32,231               54,914
Prepaid expenses                                                                    1,687                2,116                1,365
Deferred income taxes                                                               8,230               10,677               11,219
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          262,640              355,261              255,966
PROPERTY, PLANT AND EQUIPMENT, NET                                                 62,914               64,441               62,476
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                           4,183                4,183                4,187
INTANGIBLES, net                                                                    5,382                5,470                4,993
INVESTMENT IN AFFILIATE                                                                 -                  328                  354
OTHER ASSETS                                                                        1,735                1,869                2,025
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                             $        336,854     $        431,552     $        330,001
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable                                                            $            248     $             40     $            173
Accounts payable                                                                   16,130               17,966                7,786
Accrued expenses                                                                   90,674              176,150               97,691
Income taxes payable                                                                6,078                9,894               12,351
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                    113,130              204,050              118,001
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                      1,581                1,557                1,973
                                                                         ------------------   -----------------    -----------------
DEFERRED INCOME TAXES                                                               4,304                5,220                3,129
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   5,600                3,618                3,832
                                                                         ------------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
   Series A Junior Participating Preferred, par value $0.10 per share;
          456,989 shares authorized; no shares issued or outstanding;                   -                    -                    -
   Series M  Convertible  Non-Voting  Preferred,  par  value  $0.l0 per share;
          1,066,667 shares authorized, issued and outstanding                         107                  107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
          39,811,148, 39,525,116 and 39,391,105 shares issued;
          38,250,882, 38,107,850 and 38,030,939 shares outstanding                  3,982                3,953                3,939
Capital in excess of par value                                                     59,114               54,850               52,662
Retained earnings                                                                 183,440              189,610              176,774
Accumulated other comprehensive loss                                               (4,981)              (5,442)              (5,689)
Treasury stock, at cost; 1,560,266, 1,417,266 and 1,360,166 shares                (29,423)             (25,971)             (24,727)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        212,239              217,107              203,066
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $        336,854     $        431,552     $        330,001
                                                                         ==================   =================    =================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE SIX MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                            February 29,         February 28,
                                                                                2004                  2003
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $          2,465     $          8,701
   Adjustments to reconcile net income to net cash used
     in operating activities:
       Depreciation and amortization                                                4,042                3,755
       Loss (gain) on sale of assets                                                   49                  (11)
       Equity in net loss of affiliate                                              1,734                  941
       Foreign exchange gain                                                         (131)                 (92)
       Minority interest in earnings of subsidiaries                                2,405                1,318
       Change in deferred taxes                                                     1,510                    -
       Changes in assets and liabilities:
              Receivables                                                          67,300               18,385
              Inventories                                                         (29,223)             (14,971)
              Prepaid expenses                                                        417                1,268
              Intangibles and other assets                                            120                 (295)
              Accounts payable                                                     (1,988)              (8,702)
              Accrued expenses                                                    (85,457)             (46,143)
              Income taxes                                                         (2,266)                 230
                                                                         ------------------   -----------------
              Net cash used in operating activities                               (39,023)             (35,616)
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (2,244)              (2,358)
  Sale of investments and property                                                     47                   33
  Investment in affiliate                                                          (1,140)                (600)
                                                                         ------------------   -----------------
              Net cash used in investing activities                                (3,337)              (2,925)
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                         (40)              (1,887)
  Dividends paid                                                                   (8,635)              (4,308)
  Proceeds from short-term debt                                                       245                  410
  Minority interest in dividends paid by subsidiary                                  (424)                   -
  Payments to acquire treasury stock                                               (3,452)              (4,891)
  Proceeds from exercise of stock options                                           2,670                  815
                                                                         ------------------   -----------------
              Net cash used in financing activities                                (9,636)              (9,861)
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                            328                 (373)

NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (51,668)             (48,775)
CASH AND CASH EQUIVALENTS, August 31                                              143,285              109,091
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, February 29 and February 28                   $         91,617     $         60,316
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the six months for:
      Interest, net of capitalized interest                              $             10     $             20
      Income taxes                                                       $          1,800     $          4,800

   Noncash financing activities:
      Tax benefit of stock option exercises                              $          1,600     $            300

